UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2013

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 21, 2013, we entered into a services agreement (the “Agreement”) with Centric Health Resources, Inc. (“Centric”) to provide the exclusive specialty pharmacy and patient services program for our drug Korlym®, referred to herein as the product, starting early in the third quarter of 2013. Under the terms of the Agreement, subject to certain exceptions, Centric will act as the exclusive specialty pharmacy distributor of the product in the United States for the term of the Agreement. As part of the program, among other services, Centric will provide services related to pharmacy operations; patient intake, access and reimbursement; patient support; claims management and accounts receivable; and data and reporting. Until the transition to Centric is complete, the services referenced above will continue to be provided by our current vendors.

The initial term of the Agreement is a period of three years from the initiation of services under the agreement, with successive automatic renewal terms of three years unless either party gives at least 180 days’ prior notice of non-renewal.

Under the terms of the Agreement, we will provide the product to Centric for it to dispense to patients. Centric will not take title to the product; title will pass directly from us to the patient at the time the product is received by the patient.

The Agreement contains customary termination provisions, representations and warranties and covenants. Subject to certain limitations, we have agreed to indemnify Centric for certain third party claims related to the product, and each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants, and other specified matters.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ending June 30, 2013.

Statements made in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to the anticipated launch date of the program under the Agreement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These and other risk factors are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2012, our quarterly report on Form 10-Q for the quarter ended March 31, 2013 and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statements made in this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
	Name:	G. Charles Robb
	Title:	Chief Financial Officer

Date: May 24, 2013

3